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                                                                   EXHIBIT 10.1


                                 LEASE AGREEMENT

      THIS LEASE, is entered into as of the day     of April, 1998, by and
between MIAMI RIVER PARTNERS, LTD., a Florida limited partnership, his successors and/or assigns, hereinafter referred to as "Landlord" and REVENGE MARINE, INC., a Nevada corporation, hereinafter referred to as "Tenant."

                              W I T N E S S E T H :

                                    ARTICLE I

                                 DEMISE AND TERM

      SECTION 1.01 DEMISE AND ACCEPTANCE GENERALLY: Landlord hereby demises and leases to Tenant, and Tenant hereby rents and leases from Landlord, the Premises hereinafter described subject to all matters affecting title to the Premises as of the date of this Lease and subject to the terms and conditions hereinafter set forth.

      SECTION 1.02 PREMISES: The Landlord owns certain real estate located in the City of Miami, Dade County, Florida and more particularly described by a legal description and drawing attached hereto as EXHIBIT A and made a part hereof (which real estate together with all buildings and improvements now or hereafter erected or placed thereon and air rights related thereto, are hereinafter referred to as the "Premises").

      SECTION 1.03 COMMENCEMENT AND DURATION OF LEASE: The term and duration of this Lease shall be for a period of ten (10) years commencing on the date Landlord acquires fee simple title to the Premises and provided that prior thereto this Lease has been executed by each party required to execute this Lease (the "Commencement Date"), plus the partial calendar month, if any, following the Commencement Date and ending on the last day of the 120th month after the Commencement Date or on such earlier date as the Lease is terminated pursuant to the terms hereof. Tenant shall have the option to extend the term of this Lease for an additional five (5) year period, to follow the original term of this Lease, as provided in Section 22.01 below.

      Except as otherwise expressly provided in this Lease, and without limiting the generality of any other provisions of this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of rent or any reduction thereof, nor shall the obligations hereunder of Tenant be otherwise affected, by reason of any damage to or the destruction of all or any part of the Premises from whatsoever cause, the taking of the Premises or any portion thereof by condemnation or otherwise, the prohibition, limitation, or restriction of Tenant's use of the Premises, or the interference with such use by any private person or corporation, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that all rental payments reserved hereunder shall continue to be payable in all events (except where Tenant's use of the Premises is prohibited, limited or restricted by reason of any eviction by paramount title) and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be determined pursuant to an express provision of this Lease. Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that Tenant will not take any action to terminate, rescind or avoid this Lease, notwithstanding the bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and notwithstanding any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord in any such proceeding or by any court in any such proceeding.



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      To the maximum extent allowed by law, Tenant waives all rights now or hereafter conferred by law (a) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of any rental payments due hereunder or any other sums payable under this Lease, regardless or whether such rights shall arise from any present or future constitution, statute or rule of law.



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                                   ARTICLE II

                                RENT AND SECURITY

      SECTION 2.01 AMOUNT OF MINIMUM RENT: Tenant shall pay a rent pursuant to the following schedule, plus applicable sales or similar use or excise tax:

   LEASE YEARS              ANNUAL RENT                 MONTHLY INSTALLMENT
   -----------              -----------                 -------------------
       1                    $430,500.00                     $35,875.00









      The Annual Rent (and, consequently, the Monthly Installments thereof) for each of Lease Year's two (2) through ten (10), inclusive, shall be increased by multiplying the Annual Rent for the immediately preceding Lease Year by 1.03 or by applying the Annual Rent CPI adjustment as follows to the immediately preceding Lease Year, whichever results in the greater Annual Rent from Lease Year to Lease Year:

      Annually, the rent shall be adjusted (if such adjustment results in rent greater than the immediately preceding Lease Year's rent multiplied by 1.03) in accordance with the Consumer Price Indexes for all Urban Consumers, U.S. City Average, All Items (unadjusted) (1982 - 1984 = 100) using the table entitled, "All Urban Consumers", published by the U.S. Department of Labor, Bureau of Labor Statistics, and first so published in 1988, and commonly referred to as the Consumer Price Index (CPI). The first calendar month of the first Lease Year of the original term shall be deemed the "Base Month" for the purposes hereof.

      The monthly rent (and, consequently, the Annual Rent) for each Lease Year of this Lease subsequent to the first Lease Year of this Lease shall be adjusted and the same shall be computed by multiplying the rent for the "Base Month" by a fraction, the numerator of which is the said CPI for the last month of the preceding year of this Lease and the denominator of which is the said CPI for the "Base Month". If the publication of said CPI is discontinued, then the parties shall, in good faith, agree on a suitable substitute.

      The adjustment resulting in the greater rent annually shall be the adjustment which applies, so that the adjustment may alternate from Lease Year to Lease Year depending on which yields the greater rent to Landlord for any given Lease Year.

      The Annual Rent shall be paid in monthly installments in lawful money of the United States in advance on the first day of each month during the term (and if necessary, prorated for any fractions of a month). Rent and additional rent shall be payable without demand, prior notice, set-off, deduction or abatement whatsoever.

      SECTION 2.02 PAYMENT OF RENT: All rent and additional rent shall be payable, together with any applicable sales or similar use or excise tax thereon, to the Landlord, at 200 South Park Road, Suite 200, Hollywood, Florida, 33021, or to such other address as Landlord may hereafter designate by written notice to Tenant.

      SECTION 2.03 LEASE YEAR DEFINED: "Lease Year" as used herein shall mean a twelve month period commencing on the Commencement Date, plus the initial partial month, if any, and each twelve month period thereafter, the first Lease Year commencing on the Commencement Date and each successive Lease Year commencing on the anniversary of the expiration of the first Lease Year.




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      SECTION 2.04 SECURITY: Tenant, simultaneously with the Commencement Date, has deposited with Landlord the sum of $35,000.00, the receipt of which is hereby acknowledged (checks subject to collection), which sum shall be retained by Landlord as security for the payment of rent by Tenant and for Tenant's faithful performance of its obligations under this Lease. Landlord, at Landlord's option, may at any time apply said sum or any part thereof toward the payment of the rent and any other sum payable by Tenant under this Lease, and/or toward the performance of each and every of Tenant's covenants under this Lease, but such covenants and Tenant's liability under this Lease shall thereby be discharged only pro tanto and Tenant shall remain I liable for any amounts that such sum shall be insufficient to pay. Landlord may exhaust any or all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord to do so. In the event this deposit shall not be utilized for any of such purposes, then such deposit shall be returned by Landlord to Tenant within fifteen (15) days after the expiration of the term of this Lease or any extension hereof, less an amount, if any, determined by Landlord to be reasonably necessary for the fulfillment of Tenant's obligations that survive the term of this Lease, which amount shall be immediately returned to Tenant upon fulfillment of such obligations. Promptly, upon demand by Landlord, Tenant shall deposit with Landlord such additional sum as may be necessary to replace any amounts expended therefrom by Landlord pursuant to the provisions hereof, so that there shall always be a security deposit in the sum first set forth above. Landlord may commingle the security deposit with other funds and shall not be required to pay Tenant any interest on said security deposit. The security may be in the form of an irrevocable, unconditional letter of credit pursuant to Section 21.19 of this Lease.

                                   ARTICLE III

                           EXPENSES PAYABLE BY TENANT

      SECTION 3.01 NET INTENT: It is the express understanding and agreement of Landlord and Tenant that the rent due and payable hereunder shall be absolutely net to Landlord, so that this Lease shall yield to Landlord the net rent specified in Section 2.01 above, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be paid by Tenant (including, but not limited to, real estate taxes assessed against the Premises, water and sewer use fees, insurance premiums and utility expenses, and the replacement of capital items), without cost or obligation of any type to Landlord whatsoever, and Tenant hereby agrees to indemnify, defend, and save Landlord harmless from and against the same.

      SECTION 3.02 TENANT TO PAY IMPOSITIONS: Tenant covenants and agrees to pay, before any fine, penalty, or cost may be added thereto for the non-payment thereof: all real estate taxes, assessments (whether general or special), water and sewer rates and charges, development, impact and concurrency fees, hook-up and tap-in fees (if any), and all other charges relating to the Premises and all other charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, which are assessed, levied, confirmed, imposed, charged, or become a lien upon the Premises during the term of this Lease (the "Impositions"); provided, however, that if, by law, any such Impositions may at the option of the payer be paid in installments, Tenant may exercise the option to pay the same in installments and may pay only such installments as may become due (or relating to any period) during the term of this Lease as the same respectively become due and before they become delinquent; and provided that any Impositions which do not result from Tenant's use of the Premises, are not otherwise caused by Tenant and relate to a fiscal period of the taxing authority, a part of which period is included within the term of this Lease and a part of which is included in a period of time prior to or after the termination of this Lease, shall be allocated and prorated between Tenant and Landlord as of the commencement and expiration of the term of this Lease and shall be paid to Landlord by Tenant within five (5) days after request therefor. Tenant shall provide to Landlord official receipts or other evidence satisfactory to Landlord evidencing the payment of all Impositions for which Tenant is liable pursuant to this Lease.




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      SECTION 3.03 TENANT TO PAY ALL UTILITIES. OPERATING COSTS. Without
limiting the generality of the provisions of Section 3.01, Tenant shall pay: all utility costs as provided in Article V below; all operating costs incurred in the operation, management, repair, cleaning, and maintenance except for those certain maintenance expenses that Landlord will pay, as described in Section
6.03 below (collectively, "the Operation") of the Premises, including, without limitation, all expenses which are incurred in the Operation of all building systems including, without limitation, the plumbing, electrical, heating, ventilating, and air-conditioning equipment for the building, wages of all personnel employed in connection with the Operation of the Premises, taxes on such wages, amounts paid to independent contractors for services, materials and supplies used in connection with the Operation of the Premises, fuel expense, and the costs of landscaping; all capital expenditures of whatever nature made in connection with the Operation of the Premises; all real estate taxes on the Premises; and premiums for fire, casualty, liability, and such other insurance as is described in Article IV, as well as such other insurance as may from time to time be maintained with respect to the Premises.

      SECTION 3.04 CONTESTS:

      A. Upon prior written notification and written consent of the Landlord, Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition imposed by governmental authority by appropriate proceedings diligently conducted in good faith and according to applicable laws or regulations, but only after payment of such Imposition unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event Tenant may postpone or defer payment of such Imposition or portion thereof in accordance with applicable laws and if:

              (i) neither the Premises nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost, and

              (ii) Tenant shall have deposited with Landlord or the holder of any mortgage the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Premises or any part thereof in such proceedings.

Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith, and upon such payment, Landlord shall, provided an Event of Default as defined in this Lease shall not have occurred, return, without interest, any amount deposited with it with respect to such Imposition as aforesaid. Provided an Event of Default shall not have occurred, such payment, at Tenant's request, shall be made by Landlord, out of the amount deposited with it with respect to such Imposition as aforesaid, to the extent that such amount is sufficient therefor, and the balance due, if any, shall be paid by Tenant. If, at any time during the continuance of such proceedings, Landlord shall deem the amount deposited as aforesaid to be insufficient, Tenant shall, upon demand, make an additional deposit, as aforesaid, of such additional sum as Landlord reasonably may request, and failure of Tenant to do so shall constitute an Event of Default hereunder, and the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest and penalties in connection therewith and any costs, fees or other liability accruing in any such proceedings, and the balance, if any, shall be returned to Tenant.




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      B. Landlord shall similarly have an absolute right at Landlord's expense to seek a reduction in the valuation of the Premises assessed for tax purposes if Tenant has elected not to contest the amount or validity of the Imposition or the Landlord may elect to jointly participate with Tenant in any proceedings commenced by Tenant. Landlord shall have the right to prosecute any action or proceeding commenced by Tenant for a reduction in such assessed valuation or valuations which shall in whole or in part relate and pertain to any period of time subsequent to the expiration or termination of this Lease. To the extent to which any refund payable as a result of any proceeding which Landlord or Tenant may institute, or payable by reason of compromise or settlement of any proceeding, may be based upon a payment made by (a) persons including the Landlord, the Landlord shall collect the same and reimburse itself forthwith for any expense incurred by Landlord in connection herewith including reasonable attorneys' fees and disbursements, and the balance of any refund shall be prorated among the persons causing such payment to be made; or (b) anyone other than Landlord and shall not relate to a period as to which apportionment thereof has been made with Landlord, Tenant shall be authorized to collect the same, subject, however, to Tenant's obligation to reimburse Landlord forthwith for any expense incurred by Landlord in connection therewith, including reasonable attorneys' fees and disbursements incurred regarding the proceeding and any appeal thereof. If Landlord elects not to contest, Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings and Tenant hereby indemnifies and saves Landlord harmless from any such costs and expenses.

      C. Landlord shall not be required to join in any proceedings referred to in Subsection (A) of this Section 3.04 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of the Landlord or any owner of the Premises, in which event Landlord shall join in such proceedings or permit the same to be brought in its name and stead. Upon the reasonable request of Tenant, Landlord shall sign such application and execute such instruments and give such assistance in connection with such applications or proceedings as shall be reasonably required by Tenant and which are contemplated under this Section 3.04. Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant hereby indemnifies and saves Landlord harmless from any such costs and expenses. Tenant shall be entitled to any refund of any Imposition and penalties or interest thereon received by Landlord which have been paid by Tenant, or which have been paid by Landlord but previously reimbursed in full by Tenant.

      SECTION 3.05 INCOME TAX EXCLUSION: Nothing in this Lease contained shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy, stamp tax or transfer tax of Landlord, or any income, excess profits or revenue tax or other similar tax, assessment, charge or levy upon the rent payable by Tenant under this Lease, nor shall any tax, assessment, charge or levy of the foregoing character be deemed to be included within the Impositions defined in Section 3.02 hereof; provided, however, that if at any time during the term of this Lease under the laws of the State of Florida or any political subdivision thereof a tax or excise on, or measured by, rents is levied or assessed against Landlord or the rent, as a substitution in whole or in part for taxes assessed or imposed by said state or any political subdivision thereof on land and buildings or on land or buildings, the same shall be deemed to be included within the Impositions defined in Section 3.02 hereof, and Tenant covenants to pay and discharge such tax or excise on rents in accordance with the provisions of Section 3.02 hereof in respect of the payment of Impositions. Notwithstanding anything contained herein to the contrary, sales tax or similar use or excise tax is the sole obligation of Tenant.

      SECTION 3.06 ADDITIONAL RENT: All costs and expenses which Tenant assumes or agrees to pay pursuant to this Lease shall be treated as additional rent and, in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in the case of nonpayment of rent. If Tenant shall default in making any payment required to be made by Tenant or shall default in performing any term, covenant or condition of this Lease on the part of Tenant to be performed, which shall involve the expenditure of money by Tenant, Landlord at Landlord's option may, but shall not be obligated to, make such payment, or, on behalf of Tenant, expend such sum as may be necessary to perform and fulfill such term, covenant or condition, and any and all sums so expended by Landlord, with interest thereon at the highest rate allowed by law from the date of such expenditure, shall be additional rent, and shall be repaid by Tenant to Landlord, on demand. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.





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                                   ARTICLE IV

                                    INSURANCE




      SECTION 4.01 PROPERTY INSURANCE: Tenant, at its sole cost and expense, shall keep the Premises and all trade fixtures, machinery, equipment and personal property located thereon insured for the mutual benefit of Landlord and Tenant during the term of this Lease against loss or damage by fire and other risks now or hereafter embraced by a broad form of all risk extended coverage insurance for fire, hazard, theft, vandalism, malicious mischief and sprinkler leakage, and such other insurable risks as Landlord may specify from time to time for no less than an amount equal to their replacement cost, without deduction for depreciation, which replacement cost shall be determined, at Tenant's sole cost, at annual intervals by one or more of the insurers or by an architect, contractor, or appraiser selected by Tenant and approved by Landlord, in Landlord's sole discretion.

      SECTION 4.02 LIABILITY INSURANCE: Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant, shall maintain:

              (i) Comprehensive personal injury and property damage liability insurance against claims for personal injury, death or property damage occurring in, on or about the Premises or other areas which by law are the responsibility of the landowner. Such insurance shall afford minimum protection during the term of this Lease of not less than Five Million and No/100 Dollars ($5,000,000.00) combined limit (including the Tenant's excess liability coverage) in respect of personal injury, death, and property damage; provided, however, that such amount and type of coverage shall be subject to Landlord's review every two years for the term of the Lease and the Extended Term (if any). In the event Landlord, in its sole discretion, deems the coverage required under this Section 4.02(i) insufficient after any such two-year review, Tenant shall increase the amount or type of coverage required hereby by Landlord;

              (ii) Appropriate workmen's compensation insurance, flood insurance (if the Premises are determined to be within a flood hazard area) and such other insurance as may be required by law;

              (iii) Appropriate employer's liability insurance in an amount not less than One Million and No/100 Dollars ($1,000,000.00) with an umbrella clause; provided, however, that the amount of such coverage shall be subject to Landlord's review every two years for the term of this lease and the renewal term (if any). In the event Landlord, in its sole discretion, deems the coverage required under this Section 4.02(iii) insufficient after any such two-year review, Tenant shall increase the amount or type of coverage required hereby by Landlord;

              (iv) During the entire period of making any improvement or alteration, owner's contingent or protective liability insurance covering any claim not covered by or under the terms of general public liability insurance carried by Tenant pursuant to this Lease;

              (v) Builder's risk insurance with extended coverage for and during the term of any construction on the Premises; and

              (vi) Business interruption insurance in an amount reasonably determined by Landlord from time to time.

      SECTION 4.03 BLANKET POLICIES: Tenant may obtain the insurance required by this Article IV as part of a total package or blanket policy insuring properties other than the Premises, provided that such insurance gives Landlord no less protection than that which would be given by separate policies. The above insurance requirements shall not preclude Tenant from having reasonable deductibles in insurance coverage provided Tenant shall indemnify Landlord against any loss resulting from such deductibles. A separate certificate shall be available showing acceptable coverage for the subject Premises containing the issuer's covenant not to cancel the coverage as to the Premises, reduce the total amount thereof, or increase the deductible sum without 30 days' prior written notice to Landlord.




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      SECTION 4.04 GENERAL INSURANCE PROVISIONS:

      A. All insurance shall be effected under valid and enforceable policies in reasonable form and substance, and issued by insurers licensed to do business in the State of Florida whose capital assets are sufficient to write the insurance under Florida law without re-insurance and who have a Best's rating of A or better. Upon the execution of this Lease, and thereafter not less than thirty
(30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article IV, certificates of all policies (or the original or duplicate original policies evidencing such insurance, bearing evidence of the payment of premiums or accompanied by other evidence of insurance and payment of premiums satisfactory to Landlord) shall be delivered by Tenant to Landlord. All such policies shall name Landlord, Landlord's mortgagee(s), and Tenant as the insureds, as their respective interests may appear. Each such policy shall contain an agreement by the insurer that such policy shall not be canceled or modified without at least thirty (30) days' prior written notice to Landlord, and any other person to whom a loss thereunder may be payable. Each such policy shall contain an agreement that the hold harmless and indemnification language of this Lease is insured as a contractual obligation. The monetary limits and types of coverage stated herein shall not be construed as a limit of Tenant's liability.

      B. Rent shall not abate hereunder by reason of any damage to or destruction of the Premises, and Tenant shall continue to perform and fulfill all of Tenant's obligations, covenants and agreements hereunder notwithstanding any such damage or destruction. Any rent insurance proceeds received by Landlord by reason of such damage or destruction shall be applied by Landlord to the payment of rent, but this shall not relieve Tenant of its obligation to pay rent punctually in the event rent insurance proceeds held by Landlord are insufficient to pay the same, or if for any reason such rent insurance proceeds are not actually applied by Landlord to the payment of such amounts but are rather applied to other amounts due and owing by Tenant to Landlord. If and when Tenant shall complete all demolitions, restoration, repair, replacement and rebuilding which Tenant is required to carry out hereunder, and if Tenant shall not at such time be in default under this Lease, then any balance of rent insurance proceeds then held by Landlord shall be paid over to Tenant.

      C. If at any time or times Tenant shall neglect or fail to provide and keep in force policies of insurance as required under this Lease, or shall fail or refuse to deliver to and leave with Landlord any of such policies of insurance, as required by the provisions of this Lease, Landlord may effect such insurance as the agent of Tenant by taking out a policy or policies by a company or companies satisfactory to Landlord, running for a period not exceeding three years under any one policy; and the amount of the premium or premiums paid for such insurance by Landlord shall be paid by Tenant to Landlord as additional rent upon demand. Tenant shall be liable for any uninsured loss, and Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force such policies as aforesaid to the amount of the insurance premium or premiums not paid or incurred by Tenant which would have been payable upon such insurance, but also be entitled to recover as damages for such breach, the uninsured amount of any loss, liability, damage, claims, costs and expenses of suit, judgments and interest, suffered or incurred by Landlord.

      D. From and after the occurrence of any default under this Lease by Tenant, or the occurrence of any other event which would give Landlord the right to terminate this Lease, all right, title and interest of Tenant in any insurance policy or policies provided under the terms of this Lease, including any premium for and dividends upon such policy or policies, are hereby assigned by Tenant to Landlord.




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      E. Anything in the Lease to the contrary notwithstanding, Landlord and
Tenant hereby waive and release each other of and from any and all rights of recovery, claims, or causes of action, whether by subrogation or otherwise, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises or to any furniture, equipment, machinery, goods or supplies (regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees), which loss or damage could be insured or which is not covered by any policy of insurance carried by the other party. Each party to this Lease agrees immediately to give to each insurance company, written notice of the terms of the mutual waivers of subrogation contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason thereof.

                                    ARTICLE V

                                    UTILITIES

      SECTION 5.01 UTILITIES: Tenant shall pay for all water, gas, electricity, telephone, sewer, heat, steam, fuel, and all other services and utilities of every kind and nature supplied to the Premises from and after delivery of the Premises to Tenant pursuant to this Lease. Tenant shall be solely responsible for the connection, hook-up, and tap-ins to utility lines, and arrangements for utility service, including without limitation the payment of all impact fees, deposits, fees and all other charges and costs incurred in connection therewith.

                                   ARTICLE VI

                REPAIRS, REPLACEMENT, MAINTENANCE AND ALTERATION

      SECTION 6.01 TENANT'S OBLIGATION TO MAINTAIN AND REPAIR: Tenant shall not cause or permit any waste upon the Premises. Tenant shall, at all times during the term hereof, and at Tenant's sole cost and expense, keep, maintain and repair in first class order and condition the Premises and every part thereof, as required by law, by the terms of insurance policies required pursuant to this Lease, and/or by Landlord, except as expressly set forth in Section 6.03 below, and the Tenant shall surrender the Premises at the expiration or earlier termination of this Lease in such condition. In complying with this Section 6.01, Tenant shall be required, among other things to make all repairs and replacements that may be necessary to cure any defects whether foreseen or unforeseen, latent or otherwise, in the roof, walls, floor slab, structural or non-structural portions of the Premises, or such other defects as to which any public body having jurisdiction requests such repair or replacement, excluding those structural matters expressly set forth in section 6.03 below. All repairs made by Tenant shall be made using materials and workmanship of equal or better quality than the materials and workmanship used in the construction of such item.

      SECTION 6.02 ALTERATIONS: Tenant shall have the right, from time to time during the term of this Lease or any extension thereof, at Tenant's sole cost and expense, to make additions, alterations, and changes (hereinafter singularly referred to as an "Alteration" and collectively as "Alterations") in or to the improvements then comprising a part of the Premises, provided there shall not then exist a default under this Lease, and subject, however, in all cases to the following:

                        (1) No Alteration shall be made without Landlord's
              approval (which approval Landlord may withhold in its sole discretion) if such Alteration would (a) impair the structural soundness of the improvements, (b) materially change the total volume or height of the improvements, (c) modify in any material respect the basic character and function of the improvements, (d) modify the external appearance of the improvements or (e) except as provided in Section 6.04, cost in excess of $25,000.00 individually or in the aggregate in any 12 month period;

                        (2) No Alteration shall be made until all plans and
              specifications for any such Alteration have been approved by Landlord. Landlord shall have thirty (30) days from its receipt of all such plans and specifications to review the same and to send its written comments regarding the same to Tenant. Within ten (10) days after receipt of Landlord's notice of changes (if any), Tenant shall cause all such changes to be made, which changes shall be circled and dated, and Tenant shall resubmit the revised plans and specifications for Landlord's review. Within thirty (30) days after receipt of the revised plans and specifications, Landlord shall review and approve or state what changes Landlord requires to be made. The revisions and resubmission shall continue until Landlord, in its reasonable discretion, shall have approved Tenant's plans and specifications. Within ten (10) days after Landlord has approved of Tenant's preliminary plans and specifications, Tenant shall deliver to Landlord Tenant's final plans and specifications for Landlord's review and approval. Landlord's approval of the final plans and specifications shall be evidenced by Landlord and Tenant initialing two (2) complete sets of final plans and specifications (the "Plans"), whereupon one fully executed set shall be left with the Landlord. Within five
              (5) days after demand, Tenant shall pay to Landlord any fees or expenses incurred by Landlord in connection with Landlord's submitting such plans and specifications, as it so chooses, to an architect or engineer selected by Landlord for review or examination of the plans and specifications, intermittent inspection of any construction, and/or performance of any construction;

                        (3) The approval by Landlord of the plans and
              specifications, if given, shall not (i) imply Landlord's approval of the structural or engineering designs as to quality or fitness of any material or device used; (ii) imply that the plans and specifications are in accordance with the law (it being agreed that such compliance is solely Tenant's responsibility); (iii) relieve Tenant of the responsibility to construct structurally sound improvements which are free of defects; (iv) impose any liability on Landlord to Tenant or any third party; or (v) serve as a waiver or forfeiture of any right of Landlord;

                        (4) Upon Landlord's approval of any plans and
              specifications and before commencement of construction of any Alterations, Tenant shall, at Tenant's sole cost and expense:

                        a. Obtain the necessary permits, consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over such work. Landlord shall reasonably cooperate, at no expense to Landlord, with Tenant including, without limitation, execution of applications for building permits and consents thereto;

                        b. Furnish to Landlord a certificate or certificates of Workmen's Compensation Insurance covering all persons who will perform the construction or any contractor, subcontractor or other person; and

                        c. Furnish to Landlord original policies of insurance as set forth below (or certificates thereof) covering Landlord, Landlord's agent and such other parties as Landlord shall designate, as additional insureds, in a company approved by Landlord, which policies shall be maintained at all times during the progress of the construction and until completion thereof, and shall provide that no termination, cancellation or modification of such policy shall be effective unless thirty
                               (30) days prior written notice has been given to
                               Landlord:

                               (i)     Public Liability Insurance with a
                                       combined single limit of not less than
                                       Five Million and No/100 Dollars
                                       ($5,000,000.00) for injuries and damages to persons and property;

                               (ii) Builder's Risk Insurance with extended coverage.

                        (5) The general contractor, all sub-contractors, all of
              the specifications for any Alterations, and all materials to be used therein shall be approved by Landlord, in its reasonable discretion, prior to commencement of construction. Tenant shall construct any Alterations with diligence and continuity and in a good and workmanlike manner, and Tenant shall (i) comply with all laws, ordinances and governmental regulations including all regulations by any board of fire underwriters in its construction of said Alterations, (ii) provide Landlord with such security or assurances as Landlord may reasonably require to guarantee that, once commenced, sufficient funds will be available to cause completion of all proposed Alterations, (iii) provide Landlord with preliminary and as-built surveys reasonably acceptable to Landlord in all respects, and (iv) indemnify and hold harmless Landlord from and against all loss, cost or damage suffered by Landlord, including, without limitation, reasonable attorneys' and paralegals' fees and disbursements, on account of Tenant's construction of said Alterations, or any injury to person or property occasioned thereby;

                        (6) Tenant shall post a bond in an amount reasonably
              acceptable to Landlord for the full performance and payment of the construction of any Alterations. In addition, Tenant agrees to indemnify and save Landlord harmless from and against any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant and applicable sales taxes thereon and from and against any and all liens, bills or claims therefor or against the Premises and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with the construction of any Alterations. Tenant shall fully pay for the cost of the construction of any Alterations so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied. Tenant hereby acknowledges that it has no right to cause, create, or permit the establishment of a claim of lien against the Premises. A provision which expressly prohibits Landlord's liability for any liens filed against the Premises in connection with Tenant's construction of any Alterations or other improvements on the Premises, as well as for any labor, materials or other lien incurred by Tenant, as provided in Section 713.10 of the Florida Statutes, may be recorded by Landlord. Tenant shall provide Landlord with all applicable partial releases of lien executed by contractors, subcontractors and materialmen contemporaneously with each payment or draw request under Tenant's construction contracts. Tenant shall obtain, and shall provide Landlord with, the general contractor's final contractors affidavit, release, and indemnity contemporaneously with final payments to be made to the general contractor and all subcontractors and materialmen; and

                        (7) All alterations, improvements and additions made by
              Tenant pursuant to the plans and specifications shall immediately become the property of the Landlord and shall remain upon the Premises at the expiration or earlier termination of this Lease.

      SECTION 6.03 TENANT'S FURTHER OBLIGATIONS TO MAINTAIN: In addition to all of the foregoing, Tenant shall be responsible for the repair and maintenance of the following structural components of the Premises: (a) the foundation footings supporting the steel columns and girders; (b) the steel columns and girders; and
(c) the trusses upon which the roof rests. Landlord shall have no obligations with respect to the maintenance and repair of the Premises.

      SECTION 6.04 TENANT'S OBLIGATIONS TO CONSTRUCT: Subject to all of the applicable terms, conditions and provisions of this Lease, including this
Article VI of this Lease, Tenant covenants and agrees with Landlord that during the first Lease Year it shall make renovations and improvements to the Premises in an amount costing Tenant no less than $500,000.00, and that it shall provide proof thereof to Landlord in the form of paid invoices, lien releases from contractors, suppliers and materialmen and such other proof as Landlord may reasonably request. Tenant's failure to make such renovations and improvements and provide proof thereof to Landlord within the permitted time shall be an Event of Default under this Lease.

                                   ARTICLE VII

                     USE AND ACCEPTANCE OF PREMISES; WAIVER




      SECTION 7.01 USE: The Premises shall be used for the manufacture of sports fishing and other yachts and boats purposes and other purposes directly incidental thereto only and for no other purpose. Tenant shall not use or keep or allow the Premises or any portion thereof for (a) any unlawful or immoral purpose, business, or occupation, (b) in violation of any permit, license, consent, authorization or certificate of occupancy; (c) permit any article to be brought thereon which may be dangerous, hazardous, a pollutant, or a nuisance (whether public or private) or which may void or increase the rate of any insurance in force. The Premises will be operated in conformance with all applicable city, county, state and federal ordinances, rules, laws, and regulations and requirements of insurance underwriters and Tenant shall from time to time conform the Premises to every applicable city, county, state, and federal or ordinances, rules, laws and regulations and requirements of insurance underwriters, at Tenant's sole cost.

      SECTION 7.02 INSPECTION: Tenant represents that it has thoroughly inspected the Premises and is familiar with the condition of every part thereof including without limitation the subsurface, topography, soil, stabilization and environmental aspects of the Premises and accepts the same in its present condition, in an absolutely "AS IS" condition. Landlord shall not be required to make any alterations, repairs or improvements of any kind whatsoever to prepare the Premises for Tenant's occupancy.

      LANDLORD MAKES NO REPRESENTATIONS WHATSOEVER REGARDING THE PREMISES OR TENANT'S USE OR OCCUPANCY THEREOF, AND TENANT HEREBY WAIVES, RELEASES, RENOUNCES AND LANDLORD DISCLAIMS ANY GUARANTEES, AND ANY IMPLIED OR EXPRESSED WARRANTIES OF MERCHANTABILITY, TENANTABILITY, HABITABILITY FITNESS OR FITNESS FOR A PARTICULAR PURPOSE (INCLUDING, WITHOUT LIMITATION, ANY CLAIM FOR ANY DIRECT INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING THEREFROM). LANDLORD HAS NOT MADE, NOR HAS TENANT RELIED UPON REPRESENTATIONS AS TO THE CONDITION, SAFETY, OR SECURITY OF THE PREMISES.

      SECTION 7.03 WAIVER BY TENANT: Without in any way limiting the generality of the preceding subsection 7.02, Tenant specifically acknowledges and agrees that it hereby waives, releases and discharges any claim it has, might have had or may have against Landlord with respect to the condition of the Premises, either patent or latent, its ability or inability to maintain certificates of occupancy or other licenses or governmental approvals for the use or operation or the Premises, and/or certificates of compliance for the Premises, the actual or potential income or profits to be derived from the Premises, and the Impositions and all other expenses now or hereafter payable thereon, and any other state of facts which exists with respect to the Premises.

                                  ARTICLE VIII

                            ASSIGNMENT AND SUBLETTING

      SECTION 8.01 ASSIGNMENT AND SUBLETTING: Tenant may not sublet the Premises or assign this Lease or any interest herein without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Any attempted assignment or subletting without such prior written consent shall be void, and shall constitute an Event of Default under this Lease. No consent by Landlord to any assignment or subletting shall be deemed or construed to relieve Tenant from
(i) primary liability under this Lease, or (ii) obtaining the express written consent of Landlord to any further assignment or subletting. All references in this Lease to a sublease shall be deemed to include all arrangements for occupancy or other use by any person or entity of all or any part of the Premises, and all references in this Lease to a subtenant shall include any occupant or other user of all or any part of the Premises. If Tenant is a corporation, partnership or other entity, any transfer of a majority or controlling interest in such corporation, partnership or other entity shall be deemed to be an assignment of this Lease. In the event of any proposed assignment, subletting or other transfer for which Landlord's consent is required hereunder, Tenant shall promptly reimburse Landlord for all costs and expenses incurred by Landlord in connection with reviewing any proposed transfer, including, but not limited to, attorneys' fees and costs.

      Notwithstanding the foregoing, in the event of any proposed assignment, subletting or other transfer for which Landlord's consent is required hereunder, Landlord shall have the option, in lieu of granting or refusing such consent, to terminate this Lease by notice given to Tenant within sixty (60) days after receiving the Tenant's notice requesting Landlord's consent. If Landlord shall elect such option, this Lease shall terminate as of the date specified by Landlord in its notice to Tenant (which date shall not be later than ninety (90) days from Tenant's notice), appropriate adjustment of prepaid charges shall be made and neither party shall have any further rights hereunder except the right to enforce obligations theretofore accrued and remaining unperformed.

      SECTION 8.02 ATTORNMENT: In the event of a termination of this Lease, any subtenant of the Premises or assignee of the Lease shall attorn to the owner of the reversion, unless the owner of the reversion shall, at the owner's option, elect to dispossess such subtenant or assignee or otherwise terminate its rights hereunder. Each subtenant or assignee who hereafter takes an interest in the Premises shall be deemed to have agreed to the provisions of this Section 8.02. Tenant covenants that each sublease of the Premises or assignment of this Lease hereafter executed shall contain a clause expressly providing that the subtenant or assignee thereunder shall attorn to the owner of the reversion, upon request, in the event of a termination of this Lease, but the absence of such a clause from any sublease or assignment shall not relieve the subtenant or assignee from the provisions of this section 8.02.

      SECTION 8.03 ACCEPTANCE OF RENT: No acceptance by Landlord of any performance, rent or additional rent herein provided to be done or paid by Tenant from any person, firm or corporation other than Tenant, shall discharge Tenant or any other person, firm or corporation liable for performance of Tenant's obligations hereunder (except to the extent of the performance and payments so accepted by Landlord) from liability to pay all of the rent and additional rent herein provided to be paid by Tenant or from liability to perform any of the terms, covenants, conditions and agreements set forth in this Lease.

      SECTION 8.04 ASSIGNMENT BY LANDLORD: Landlord (or its successors or assigns) may sell or otherwise transfer or convey its title to the Premises and as part thereof assign this Lease, or any interest herein and Tenant shall attorn to such assignee and from the effective date of such assignment the assignor of the Lease shall have no further liability or obligation pursuant to this Lease.

      SECTION 8.05 INTEREST IN SUBLEASES: Tenant hereby assigns to Landlord all of Tenant's right, title and interest, following any Event of Default by Tenant hereunder, in and to all subleases and/or to collect from any or all subtenants all rents and other sums payable by them, and to apply the same to the payment of rent and all other amounts payable by Tenant hereunder, but no exercise by Landlord of rights under this Section 8.05 shall be deemed a waiver by Landlord of any other rights hereunder or shall be deemed an acceptance by Landlord of such subtenant or an acquiescence by Landlord to the occupancy of any part of the Premises by such subtenant or a release of Tenant from the performance of any of the obligations of Tenant hereunder.

      SECTION 8.06 EXCESS RENT:  Intentionally deleted.

                                   ARTICLE IX

                              DAMAGE OR DESTRUCTION

      SECTION 9.01 TENANT'S OBLIGATION TO RESTORE AND REPAIR: In the event that the Improvements or any portion thereof, shall be damaged or destroyed by fire, the elements or other casualty, whether such damage or destruction renders the Premises unfit for the use contemplated hereby or not, this Lease shall continue in full force and effect, all rent and additional rent due under this Lease shall continue to be promptly paid by Tenant; and Tenant, at Tenant's sole cost and expense, and as expeditiously as possible, shall restore, repair and replace the Improvements and all portions thereof to a condition at least as good as existed immediately prior to such damage or destruction.

      SECTION 9.02 APPLICATION OF INSURANCE PROCEEDS: The building insurance proceeds under the policies maintained by Tenant shall be applied toward the cost of all repairs and restoration Tenant is required to make under this
Article IX.

                                    ARTICLE X

                                  CONDEMNATION




      SECTION 10.01 ENTIRE CONDEMNATION:

      A. If at any time during the term of this Lease all or substantially all of the Premises shall be taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private authority, then this Lease shall terminate on the date of vesting of title in such authority and any prepaid rent shall be apportioned as of said date. Substantially all of the Premises shall be deemed to have been taken if, in Landlord's judgment, the remaining portion of the Premises shall not be of sufficient size to permit the construction and operation of a building thereon on an economically feasible basis under the provisions of this Lease.

      SECTION 10.02 PARTIAL CONDEMNATION: If less than all or substantially all of the Premises shall be taken in the exercise of the power of eminent domain by any sovereign, municipality or other public or private domain by any sovereign, municipality or other public or private authority, then, at Landlord's option, this Lease shall (i) be terminated and of no further force and effect or (ii) continue in force and effect and Tenant shall proceed with reasonable diligence at its own expense to carry out any necessary repairs and restoration so that the remaining portion of the Premises shall constitute a complete structural unit or units which can be operated on an economically feasible basis under the provisions of this Lease. All of such repair and restoration shall be carried out by Tenant in strict accordance with the restoration provisions of Article XI of this Lease. The award or awards for any partial taking shall be paid to Landlord and shall be either (i) retained by Landlord in the event it elects to terminate the Lease in accordance with the foregoing or (ii) disbursed for the repair and restoration of the Premises in accordance with Article XI.

      SECTION 10.03 AWARDS: The award or awards for any taking of all or substantially all of the Premises shall be paid to Landlord, provided that Tenant shall have the right to pursue its own separate award for the value, immediately prior to such taking, of loss of equipment, loss of business, loss of its leasehold interest, and moving expenses, to the extent the foregoing does not reduce any award to be received by Landlord.

      SECTION 10.04 TEMPORARY TAKING: If the temporary use of the whole or any part of the Premises shall be taken at any time during the term of this Lease in the exercise of the power of eminent domain by any sovereign, municipality or other authority, the term of this Lease shall not be reduced or affected in any way and Tenant shall continue to pay in full the rent and additional rent, and the entire award for such taking shall be paid to Landlord, to be applied and disposed of as hereinafter provided. Landlord shall credit against the next rent payment due from Tenant that portion of said award paid for the use and occupancy of the Premises. That portion of such award which compensates for physical damage to the Premises occasioned by such taking shall be held by Landlord, and used to reimburse Tenant for costs of restoration and repair of the portion of the Premises so damaged. Tenant shall perform all of such restoration and repair in accordance with the terms of Article XI.

                                   ARTICLE XI

            TENANT'S REPAIR AFTER DAMAGE BY CASUALTY OR CONDEMNATION

      SECTION 11.01 PROCEEDS AND AWARDS: Whenever Tenant shall be required to carry out any work of demolition, restoration, repair, replacement or rebuilding pursuant to this Lease after fire or other casualty loss or a condemnation, Landlord or a depository designated by Landlord shall be entitled to receive the applicable insurance proceeds and condemnation award or awards for reimbursement to the Tenant for the required work, to be disbursed by Landlord in its reasonable discretion; provided, however, that Landlord shall be entitled to apply all or any portion of such proceeds to cure Tenant's defaults hereunder prior to the commencement of such work and Landlord shall be entitled to any surplus thereof.

      SECTION 11.02 RECONSTRUCTION: Tenant shall obtain Landlord's prior written approval (not to be unreasonably withheld) of Tenant's plans and budget, and shall provide Landlord with true and correct certified copies of all legally required permits and/or other approvals for construction, and, with evidence, reasonably satisfactory to Landlord, that Tenant has sufficient funds earmarked for such work to complete the same (the completion of which is hereby expressly guaranteed by Tenant). All work shall be carried out in accordance with the terms of Article VI including, without limitation, the terms thereof which require the work to be performed in a good and workmanlike manner, in compliance with all applicable laws and ordinances, and shall be completed lien-free and in compliance with all title, zoning, building, and other applicable restrictions. If at any time Tenant shall fail or neglect to supply sufficient workmen or sufficient materials of proper quality, or fail in any other respect to prosecute such work of demolition, restoration, repair, replacement or rebuilding with diligence and promptness, then Landlord may give to Tenant written notice of such failure or neglect, and if such failure or neglect continues for ten (10) days after such notice, then, if Landlord so requests in Landlord's sole discretion, Tenant shall assign all construction contracts for the reconstruction to Landlord, and Landlord, in addition to all other rights which Landlord may have, may enter upon the Premises, provide labor and/or materials, cause the performance of any contract and/or do such other acts and things as Landlord may deem advisable to prosecute such work, in which event Landlord shall be entitled to reimbursement of its costs and expenses out of any insurance proceeds, condemnation award or awards and any other monies held by Landlord for application to the cost of such work, in accordance with the restoration provisions hereof. All costs and expenses incurred by Landlord in carrying out such work for which Landlord is not reimbursed out of insurance proceeds, condemnation award or awards or other monies held by Landlord, shall be borne by Tenant and shall be payable by Tenant to Landlord as additional rent upon demand, which demand may be made by Landlord from time to time as such costs and expenses are incurred, in addition to any or all damages to which Landlord shall be entitled hereunder.

                                   ARTICLE XII

                     TENANT'S BREACH AND LANDLORD'S REMEDIES

      SECTION 12.01 DEFAULT: During the term of this Lease, any of the following shall constitute an "Event of Default":

              (i) Tenant shall fail to make the payment of any rent and additional rent as and when the same becomes due; or

              (ii) Tenant shall fail in the performance or observance of any of the other terms, covenants, conditions or agreements of this Lease for thirty
(30) days after written notice' and demand, or if such default shall be of such a nature that the same cannot practicably be cured within said thirty (30) day period, and Tenant shall not within said thirty (30) day period commence with due diligence and dispatch the curing and performance of such defaulted term, covenant, condition or agreement, and shall thereafter fail or neglect to prosecute and complete with due diligence and dispatch the curing and performance of such defaulted term, covenant, condition or agreement through completion within sixty (60) days; or

              (iii) there shall be filed by or against Tenant or any Guarantor of this Lease a petition in bankruptcy or insolvency proceedings or for reorganization or for the appointment of a receiver or trustee of all or substantially all of Tenant's property, unless such petition be filed against Tenant and if in good faith, Tenant shall promptly thereafter commence and diligently prosecute and secure the dismissal of such petition within forty-five
(45) days of its filing; or

              (iv) if Tenant or any Guarantor of this Lease makes an assignment for the benefit of creditors;

              (v) if Tenant abandons the Premises for a period of fourteen (14) days or ceases to continuously conduct business at the Premises in a manner and during such hours as is similar to other similar businesses; or

              (vi) if, twice during any 12-month period during the term hereof, Tenant shall commit (or omit) any act which would, with the passage of time beyond any applicable grace periods, have become a default hereunder (notwithstanding that Tenant may have cured such act or omission within such grace period).

      SECTION 12.02 REMEDIES:

      A. In the event of an occurrence of an Event of Default, Landlord, at Landlord's option, may elect to:

              (i) re-enter (as used in the broadest sense and not restricted to its technical legal meaning) the Premises, without notice, and remove all persons and property therefrom, either by summary proceedings or by any suitable action or proceeding at law, or otherwise, without being liable therefor, and may have, hold and enjoy the Premises; and/or

              (ii) terminate this Lease or terminate Tenant's right of possession without terminating the Lease and Tenant shall thereupon quit and peacefully surrender the Premises to Landlord, without any payment therefor by Landlord, and Landlord may re-enter the Premises as provided in subparagraph (i) above; and/or

              (iii) accelerate the rent that is due for the term of the Lease and all such rent shall be immediately due and payable; and/or

              (iv) pursue any other remedy which may be available to Landlord at law, in equity or hereunder.

      B. In case of any such re-entry, termination and/or dispossession by summary proceedings or otherwise as provided above:

              (i) the rent and additional rent shall become due thereupon and be paid up to the time of such re-entry, dispossession and/or expiration, together with such expenses, including attorneys' fees, as Landlord shall incur in connection with such re-entry, termination and/or dispossession by summary proceedings or otherwise;

              (ii) Landlord may relet the Premises or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease;

              (iii) Tenant or Tenant's legal representative also shall pay to Landlord such reasonable expenses as Landlord may incur in connection with reletting, such as, without limitation, legal expenses, attorneys' fees, brokerage commissions and expenses incurred in altering, repairing and putting the Premises in good order and condition and in preparing the same for reletting to a new tenant, which expenses shall be paid by Tenant as they are incurred by Landlord;

              (iv) Tenant or Tenant's legal representatives also shall pay to Landlord the amount by which the rent reserved in this Lease and/or covenanted to be paid exceeds the net amount, if any, of the rents collected on account of the lease(s) of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (excluding unexercised extension options), which amounts shall be paid in monthly installments by Tenant on the rent days specified in this Lease, and any suit brought to collect said amount for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar action or proceeding;

              (v) at the option of Landlord exercised at any time, Landlord forthwith shall be entitled to recover from Tenant, in addition to any other proper claims, but in lieu of and not in addition to any amount which would thereafter become payable under the preceding subparagraph (iv), a sum equal to the amount of the rent reserved in this Lease and/or covenanted to be paid for the remainder of the term of this Lease (excluding unexercised extension options). Landlord, at Landlord's option, may (at the sole expense of Tenant) make such alterations and/or decorations in the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid;

              (vi) No receipts of monies by Landlord from Tenant after any re-entry or after a termination of this Lease by Landlord shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of rent then due or thereafter falling due, it being agreed that after the commencement of suit for possession of the Premises or after final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due or thereafter falling due without in any manner affecting such suit, order or judgment, all such monies collected being deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder. Landlord shall have, receive and enjoy as Landlord's sole and absolute property, without right or duty to account therefor to Tenant, any and all sums collected by Landlord as rent or otherwise upon reletting the Premises after Landlord shall resume possession thereof as hereinbefore provided, including, without limitation upon the generality of the foregoing, any amounts by which the sum or sums so collected shall exceed the continuing liability of Tenant hereunder.

      SECTION 12.03 LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS: Whenever and as often as Tenant shall fail or neglect to comply with and perform any term, covenant, condition or agreement to be complied with or performed by Tenant hereunder, then, upon ten (10) days' prior written notice to Tenant (or upon shorter notice, or with no notice at all, if necessary to meet an emergency situation or a governmental or municipal time limitation), Landlord, at Landlord's option, in addition to all other remedies available to Landlord, may perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps, including, but not limited to, entry onto the Premises, as Landlord may deem advisable, to comply with and perform any such term, covenant, condition or agreement which is in default, in which event Tenant shall reimburse Landlord upon demand, and from time to time, for all costs and expenses, including without limitation attorneys' fees throughout all trial and appellate proceedings, suffered or incurred by Landlord in so complying with or performing such term, covenant, condition or agreement. Any sums of money advanced by Landlord hereunder shall bear interest from the date of such advance at the highest rate permitted under applicable law. The commencement of any work or the taking of any other steps or performance of any other act by Landlord pursuant to the immediately preceding sentence shall not be deemed to obligate Landlord to complete the curing of any term, covenant, condition or agreement which is in default.

      SECTION 12.04 WAIVER OF RIGHTS OF REDEMPTION: If, at any time hereafter, Landlord shall obtain possession of the Premises under legal proceedings or pursuant to the terms and conditions of this Lease or pursuant to present or future law, because of default by Tenant in observing or performing any term, covenant, condition or agreement of this Lease, all rights to redemption provided by any law, statute or ordinances now in force or hereafter enacted shall be and hereby are waived by Tenant.

                                  ARTICLE XIII

                            LIENS, ADVERSE POSSESSION

      SECTION 13.01 TENANT TO KEEP PREMISES LIEN FREE: Tenant agrees to keep the Premises at all times free of mechanic's liens and other liens for labor, services, or material purchased or procured, directly or indirectly, by or for Tenant. Tenant, however, shall have the right to contest the validity or amount of any such lien provided that Tenant is proceeding in good faith, and provided further that Tenant shall post a bond or other security approved by Landlord or deposit cash in an interest bearing escrow account maintained by Landlord for the purpose and in an amount sufficient to discharge the lien, and, upon the final determination of such contest, shall immediately pay and discharge any judgment rendered, together with all costs, charges, and interest incidental thereto, and shall cause the lien thereof to be released from the Premises. Should the Tenant fail within ten (10) days after notice of the filing of any such lien to discharge or cause the release of such liens or charges or to contest the same and post bond or other security as above provided, then the Landlord, at Landlord's option, may bond any such lien or satisfy such lien by payment thereof; and, in such event, the cost or amount of any such bond or payment shall be paid to Landlord by Tenant upon demand, together with interest thereon, at the highest rate allowed by law from the time Landlord's payment is made until repayment by Tenant. Tenant shall promptly reimburse Landlord for all costs and expenses, including, but not limited to, attorneys' and paralegals' fees and costs, incurred by Landlord in connection with (i) Tenant contesting the validity or amount of any lien, (ii) Landlord holding any security for the purpose of discharging any lien and (iii) Landlord bonding or satisfying any lien by payment thereof.

      SECTION 13.02 NOTICE OF NON-RESPONSIBILITY: Upon the commencement of any work or alteration or repair, Landlord shall be permitted to post on and affix to the Premises and to record in the Public Records of Dade County, Florida, notice of non-responsibility therefor in furtherance of F.S. section 713.11.

      SECTION 13.03 ADVERSE POSSESSION: Tenant is and shall be in exclusive control and possession of the Premises, and Tenant shall keep the Premises at all times free of any right, title or interest which may be acquired by adverse possession or prescription. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against all losses, damages, and liabilities which arise out of or in connection with any claim of adverse possession or easement by prescription which claim relates to any period during the term of this Lease or any renewals or extensions thereof.

                                   ARTICLE XIV

                              ESTOPPEL CERTIFICATE

      SECTION 14.01 ESTOPPEL CERTIFICATE: Tenant shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of Landlord, certify by a written instrument duly executed and acknowledged to Landlord or any mortgagee, lender, purchaser or participant, or proposed mortgagee, purchaser, lender or participant, as to such information and facts as Landlord may request, including, without limitation, the term, the amount of rent, security deposit, the then validity and force and effect of this Lease, any work to be done thereunder by Tenant, the existence or non-existence of any default on the part of the Landlord hereunder, and the existence or non-existence of any offsets, counterclaims or defenses thereto on the part of Tenant. Tenant hereby appoints Landlord the Tenant's attorney-in-fact to execute any such estoppel letter for and on behalf of Tenant if Tenant has not executed such estoppel letter within the ten (10) days after Landlord's request therefor.

                                   ARTICLE XV

                          NO LIABILITY, INDEMNIFICATION

      SECTION 15.01 NO LIABILITY: INDEMNIFICATION: Tenant is and shall be in exclusive control and possession of the Premises, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Premises, or for any injury or damage to any property of any tenant, lessee, business invitee, guest, or licensee or because of fire, flood, windstorm or for any other reason. Tenant hereby indemnifies and agrees to hold the Landlord, its officers, directors, agents, employees, affiliates and subsidiaries harmless from and against any and all claims, liabilities, loss, damages, costs or expenses whatsoever arising from or growing out of Tenant's use or occupancy of the Premises, including, without limitation, attorneys' and paralegals' fees and legal costs throughout all trial and appellate proceedings, and including, without limitation, any and all accidents, injuries or deaths to any person on the Premises, damage to any property on the Premises, and failure of the Tenant to comply with any of the provisions of this Lease. The provisions of this Article XV shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE XVI

                           TERMINATION AND PRORATIONS




      SECTION 16.01 TERMINATION: The Tenant covenants and agrees that at the termination of this Lease, whether by default, lapse of time or otherwise, the Tenant shall peaceably and quietly surrender possession and vacate the Premises immediately, and deliver possession thereof to the Landlord, in as good condition as they now exist, ordinary wear and tear and normal obsolescence excepted. Upon such termination, any and all of Tenant's interest in and to the Premises shall vest in the Landlord, and the Tenant shall, upon demand, at Tenant's expense, execute and deliver a Quit-Claim Deed (or such other instrument as Landlord may reasonably request) in favor of the Landlord, quit-claiming and releasing all Tenant's right, title and interest in and to said Premises. At the expiration or earlier termination of this Lease, Landlord shall have good marketable title to the Premises subject only to those exceptions more particularly described in EXHIBIT B attached hereto and made a part hereof and those that Landlord has otherwise approved in writing (the "Permitted Exceptions"). In the event that there are any exceptions to title other than the Permitted Exceptions, Tenant shall, at its sole cost and expense, use best efforts to cause the same to be removed, and Tenant shall indemnify, defend, and hold Landlord harmless from and against all losses, damages, and liabilities which arise out of or in connection with any such exceptions to title. Tenant hereby grants to Landlord full and free license to enter upon the Premises without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing the Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law.

      SECTION 16.02 HOLDOVER: Tenant specifically agrees that, in the event Tenant retains possession and does not so quit and surrender the Premises to Landlord, then Tenant shall pay to Landlord (i) all damages that Landlord may suffer on account of Tenant's failure to so surrender and quit the Premises, and Tenant will indemnify and save Landlord harmless from and against any and all claims made by any succeeding or prospective tenant of the Premises against Landlord on account of delay of Landlord in delivering possession of the Premises to said succeeding or prospective tenant to the extent that such delay is occasioned by the failure of Tenant to so quit and surrender said Premises and (ii) rent and additional rent as prorated for each month or any applicable portion of a month of such holding over at twice the amount payable for the month immediately preceding the termination of this Lease, during the time the Tenant thus remains in possession. The provisions of this Paragraph do not waive any of the Landlord's rights of re-entry or any other right under the terms of this Lease, at law, or in equity. If Tenant shall fail to surrender the Premises as herein provided, no new tenancy shall be created and Tenant shall be guilty of unlawful detainer. No surrender of this Lease or of the Premises shall be binding on the Landlord unless acknowledged by Landlord in writing.

      SECTION 16.03 PERSONAL PROPERTY: Goods and effects not removed by Tenant at the termination of this Lease shall be deemed abandoned and Landlord may dispose, discard, or store the same as Landlord in its sole discretion deems expedient. Tenant shall reimburse Landlord for all costs of such disposal or storage upon written demand from Landlord therefor.

      SECTION 16.04 PRORATION: Provided that this Lease is not terminated on account of Tenant's default, all rent and additional rent shall be prorated on the day of termination of this Lease; and any prepaid amounts due and owing under said proration to the Tenant shall be repaid by Landlord, and any amounts unpaid, but prorated to be an obligation of Tenant hereunder, shall be paid by the Tenant at the termination of this Lease to the Landlord. The provisions of this Section 16.04 shall survive the expiration or sooner termination of this Lease.

                                  ARTICLE XVII

                                 NO PARTNERSHIP

      SECTION 17.01 NO PARTNERSHIP: Landlord shall in no way be deemed under this Lease to be a partner, associate, agent, or independent contractor of Tenant in the conduct of Tenant's business, nor shall Landlord be liable for any debts incurred by Tenant. Nothing contained in this Lease shall be construed to confer upon Landlord any interest in Tenant's business. The relationship of the parties is and shall at all times remain that of Landlord and Tenant.

                                  ARTICLE XVIII

                          SUBORDINATION AND ATTORNMENT

      SECTION 18.01 SUBORDINATION: Landlord and Tenant agree that this Lease is and shall be subordinate at all times to all ground and underlying leases and all mortgages (in any amounts and all advances thereon) which may now or hereafter affect the Premises or any part thereof, and to all renewals, future advances, modifications, spreaders, consolidations, replacements, and extensions thereof. In confirmation of the foregoing, Tenant shall promptly upon request therefor by Landlord, and without charge therefor, execute such certifications, subordinations, and/or other documents as Landlord may require, and Tenant hereby appoints Landlord the Tenant's attorney-in-fact to execute any such document for and on behalf of Tenant if Tenant has not executed such document within ten (10) days after Landlord's request therefor. If any mortgagee or ground lessor requires that this Lease be prior rather than subordinate to any such mortgage, Tenant shall, promptly upon request therefor by Landlord or such mortgagee or ground lessor, and without charge therefor, execute a document effecting and/or acknowledging such priority, which document shall contain, at the option of such mortgagee or ground lessor, an attornment obligation to the mortgagee or ground lessor (as new Landlord) in the event of foreclosure, deed in lieu of foreclosure, or termination of the ground lease, or to any party acquiring title (or the ground lessor's leasehold position) through such mortgagee or ground lessor in such event. This Section shall be self-operative and no further instrument of subordination shall be required.

      SECTION 18.02 NOTICE: Upon request of any mortgagee or ground lessor of record, Tenant shall give prompt written notice in the manner provided in this Lease of any default of Landlord hereunder, and Tenant shall allow such mortgagee or ground lessor a reasonable length of time (in any event, not less than sixty (60) days from the date of such notice) in which to cure any such default and Tenant shall accept such cure. Any such notice shall be sent to the Mortgage Loan or Real Estate Department of any such mortgagee or ground lessor at its home office address or at such other address as such mortgagee or ground lessor may designate.

      SECTION 18.03 ATTORNMENT: Tenant agrees to attorn to any mortgagee, ground lessor, assignee, or purchaser who shall succeed to Landlord's interest in this Lease upon request of such mortgagor, lessor, or other party. Tenant shall attorn to any such successor Landlord and will execute such instruments as may be necessary or appropriate to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct Lease between the successor Landlord and Tenant upon all the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment except that the successor Landlord shall not (i) be liable for any previous act or omission of Landlord under this Lease, (ii) be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord and (iii) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month's rent unless such modification or prepayment shall have been expressly approved in writing by such Landlord or such holder through or by reason of which the successor Landlord shall have succeeded to the rights of Landlord under this Lease.

      SECTION 18.04 LEASEHOLD MORTGAGE: Notwithstanding anything that may be contained in this Lease to the contrary, Landlord's fee estate and Landlord's interest in this Lease shall be superior in all respects to the lien of any mortgage which may, at any time during the term of this Lease, as the same may be extended or renewed, encumber this leasehold estate.

                                   ARTICLE XIX

                             EXCULPATORY PROVISIONS

      SECTION 19.01 EXCULPATORY PROVISIONS: It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that in case of default hereunder by any Landlord (or default through, under or by any of its agents or representatives): (a) Tenant shall look solely to the interests of such Landlord in the Premises; (b) no Landlord shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained; (c) no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, Landlord, on account of this Lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord, if any, contained in this Lease, either express or implied, or on account of any act or omission of Landlord or its agents or servants, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

                                   ARTICLE XX

                             ENVIRONMENTAL CONCERNS

      SECTION 20.01 TENANT REPRESENTATIONS: The Tenant represents and warrants that: (a) it will not cause or permit the generation, storage, transportation, disposal, release or discharge of hazardous materials, hazardous waste, hazardous substances, solid waste or pollution upon, in, over or under the Premises and that it will not, to the extent practicable, cause or permit such materials or pollution to migrate to the Premises from neighboring property; (b) that the Tenant will not become involved in operations at the Premises or at other locations owned or operated by the Tenant which would lead to the imposition on the Tenant of liability under Chapter 403, Florida Statutes, the Resource Conversation and Recovery Act, 42 U.S.C. section 6901 ET SEQ. ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. section 9601 ET SEQ. ("CERCLA") or any other federal, state or local ordinances, laws or regulations regarding environmental matters or hazardous substances; (c) Tenant will promptly comply with the requirements of Chapter 403, Florida Statutes, RCRA, CERCLA and all federal, state and local laws and regulations regarding environmental matters or hazardous substances as the same may each be amended from time to time (including all federal, state and local laws and regulations regarding underground storage tanks), and all such laws and regulations relating to asbestos and asbestos-containing materials, PCB's, radon gas, urea formaldehyde foam insulation, and will notify Landlord promptly in the event of any release or discharge or a threatened release or discharge of hazardous materials, hazardous wastes, hazardous substances, solid waste or pollution upon, in, over or under the Premises as those terms are defined in Chapter 403, Florida Statutes and any federal, state or local ordinances, laws or regulations regarding environmental matters or hazardous substances, or the presence of asbestos or asbestos-containing materials, PCB's, radon gas or urea formaldehyde foam insulation at the Premises, or of the receipt by Tenant of any notice from any governmental agency or authority or from any other person or entity with respect to any alleged such release or presence promptly upon discovery of such release, or promptly upon receipt of such notice, and will promptly send Landlord copies of all results of any tests regarding same on the Premises.

      SECTION 20.02 INDEMNITY: Tenant agrees to indemnify, defend and hold the Landlord harmless from and against any claims, losses, damages, liabilities (including, without limitation, all foreseeable and unforeseeable consequential damages), penalties, fines, charges, interest, judgments, including without limitation attorneys' and paralegals' fees and disbursements through all administrative, trial and appellate proceedings and any clean-up costs, incurred by the Landlord arising out of or in connection with any handling, storage, transportation or disposal of hazardous substances, or any spill, discharge, release, escape or cleanup of hazardous substances ("Hazardous Discharge") or failure to comply with any governmental law, rule or regulation, by the Tenant or any other user or operator of the Premises. For the purposes of this indemnity, any acts or omissions by Tenant or by its employees, agents, contractors or others acting for or on behalf of Tenant (whether or not they are negligent or intentional) shall be strictly attributable to Tenant. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

      SECTION 20.03 ENVIRONMENTAL AUDITS:

      A. Upon Landlord's good faith determination that all or any part of any of the Premises have been used or may in the future be used for the handling, storage, transportation or disposal of hazardous substances and such use may, in the determination of the Landlord, (i) result in the issuance of a complaint, order, citation or notice by any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting the Tenant or all or any part of the Premises, (ii) result in the imposition of liability on the party of any person or entity to take any actions with respect to such use, including, without limitation, any liability to clean up any Hazardous Discharge, or (iii) otherwise adversely affect the Landlord's interest in the Premises, the Tenant shall, upon request of the Landlord, provide to the Landlord, at the Tenant's expense, a report from a reputable environmental consultant, approved by Landlord, with respect to such Premises and the nature and effect of the use of any hazardous substances thereon, which report shall be provided to the Landlord not later than ninety (90) days following the request therefor, or such earlier date upon which the report is actually available from the environmental consultant. If the Tenant shall fail or refuse to engage an environmental consultant acceptable to the Landlord to provide such a report within twenty (20) days following the request therefor by the Landlord, the Landlord may, but shall not be obligated to, obtain such a report from an environmental consultant of the Landlord's choice, at the Tenant's cost, which cost Tenant shall pay as additional rent to Landlord promptly upon demand therefor.

      B. The Landlord shall have the right at any time to (a) require Tenant to undertake and submit to Landlord a periodic environmental audit from a reputable environmental company approved by Landlord, which audit shall cover Tenant's compliance with this Article and (b) to bring their agents, which shall include environmental consultants, on the Premises to conduct environmental studies and tests. Based upon such studies and tests, the Landlord, if it reasonably determines that the Tenant is not in compliance with any federal, state or local environmental laws, rules or regulations which apply to the Premises or to any users or operators of the Premises, may require the Tenant to promptly correct or rectify, at the Tenant's expense, any failure to comply with such federal, state, or local environmental laws, rules, or regulations.

      SECTION 20.04 ENVIRONMENTAL NOTICES: Tenant hereby agrees to provide to the Landlord, promptly upon becoming available, copies of all notices, reports, correspondence and filings made by, or received from, any governmental or regulatory authority or insurance company, and such other information as the Landlord may from time to time reasonably request with respect to the use of all or any part of any of the Premises for the handling, storage, transportation, or disposal of hazardous substances. Tenant shall give immediate notice to Landlord of the occurrence of any Hazardous Discharge.

      SECTION 20.05 ENVIRONMENTAL DIRECTIVES; LIENS: If all or any part of the Premises contains any Environmental Defect or Defects (defined as a condition or conditions which would require or direct cleanup under any governmental or regulatory laws, rules or regulations having jurisdiction) during the term of this Lease or any renewals or extensions thereof, the Tenant agrees as follows:

              (i) In the event that the U.S. Environmental Protection Agency, or any other federal, state or local government agency (collectively, a "Regulatory Agency") shall serve the Tenant with any requests or directives for environmental clean-ups of all or any portion of the Premises, including any requirements or directives to remove, or arrange for the removal of any substances, hazardous or otherwise, from any of the Premises, the Tenant agrees that Tenant shall automatically be in default under this Lease without notice from Landlord in the event that the Tenant shall not accomplish or cause to be accomplished one of the following:

                        a) complete compliance with the request or directive within sixty (60) days from the date of such request or directive, or within such shorter period described therein, to the satisfaction of the applicable Regulatory Agency; or

                        b) if the nature of the Environmental Defect is such that it cannot be cured within the period described in clause (a) above, compliance with the request or directive must have been commenced within the period provided therein to the satisfaction of the applicable Regulatory Agency; provided that the Tenant shall thereafter continue to diligently pursue compliance with such request or directive to the satisfaction of the applicable Regulatory Agency.

              (ii) In the event there shall be filed a lien against any of the Premises by any Regulatory Agency, the Tenant agrees that it shall either cause said lien to be removed from the Premises or provide a bond satisfactory to Landlord and any mortgagee of Landlord, insuring to the Landlord's lender a continuing first lien status on the Premises, within ten (10) days from the date that the lien is placed against the Premises or within any shorter period of time required by the Landlord in the event that the Regulatory Agency commences steps to cause the sale of the Premises pursuant to the lien. In the event that the Tenant shall not accomplish the foregoing within the required period of time, the Tenant agrees that Tenant shall automatically be in default under this Lease without notice from Landlord.

      SECTION 20.06 STORAGE TANKS: Tenant shall not install any storage tanks on the Premises without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole discretion. In the event that any storage tanks are installed, maintained, repaired, or replaced on the Premises, the Tenant agrees to comply with any and all federal, state or local environmental laws, rules or regulations which apply to the use of storage tanks. In addition, the Tenant agrees to install monitoring wells around any underground storage tanks that may be installed on the Premises and to regularly monitor such wells to ensure that no leakage has occurred or is occurring into the surrounding surface or ground water. All such storage tanks on the Premises shall be the then current state of the art in design and material.

                                   ARTICLE XXI

                                GENERAL COVENANTS

      SECTION 21.01 CONSTRUCTION: Whenever the context of any provision shall require it, the singular number shall be held to include the plural number and vice versa; and the use of any gender shall include any other or all genders. The Article and section headings in this Lease are for convenience only and do not constitute a part of the provisions hereof. This Lease binds, applies to and inures to the benefit of, as the case may require, the heirs, personal representatives, successors and assigns of Landlord and the heirs, personal representatives, successors and permitted assigns of Tenant.

      SECTION 21.02 MODIFICATION: No waiver, change, modification or discharge, in whole or in part, of any provision hereof shall be deemed to have been made by either party unless such waiver, change, modification or discharge be in writing signed by such party.

      SECTION 21.03 ACCEPTANCE OF RENT: No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      SECTION 21.04 LANDLORD'S RIGHT OF ENTRY: Landlord and Landlord's authorized agents and employees shall have the right from time to time, at Landlord's option, upon twenty-four (24) hours notice (or upon less or no notice in the case of an emergency), to enter and pass through the Premises during business hours to examine the same, to insure compliance with this Lease, to cure any default by Tenant under this Lease pursuant to Section 12.03, and to show them to prospective purchasers, fee mortgagees and others, but this shall not obligate Landlord to make any such entry or examination.

      SECTION 21.05 NOTICES: Any notice, report, demand or other instrument authorized or required to be given or furnished to either party under this Lease shall be sent to such party at the address of such party set forth below by registered or certified mail, return receipt requested, or by overnight delivery service, postage paid and shall be deemed given on the earliest to occur of (i) receipt thereof, or (ii) the third day after deposit in the United States Postal service with proper postage affixed or such other delivery services, or (iii) the day following the delivery of such overnight delivery service. The addresses of the parties are as follows:

              FOR THE TENANT:              Revenge Marine, Inc.
                                           7711 South Jamestown Avenue
                                           Tulsa, Oklahoma  74136
                                           ATTENTION: Mr. Bill Robinson

              With copies to:              Frederick Slicker, Esq.
                                           8908 South Yale Avenue
                                           Suite 410
                                           Tulsa, Oklahoma 74137-3545

              FOR THE LANDLORD:            c/o Michael Swerdlow Companies, Inc.
                                           200 South Park Road
                                           Suite 200
                                           Hollywood, Florida 33021
                                           ATTENTION: Mr. Michael Swerdlow

              With copies to:              Theodore R. Stotzer, Esq.
                                           Michael Swerdlow Companies, Inc.
                                           200 South Park Road
                                           Suite 200
                                           Hollywood, Florida 33021

Either party may change the address to which any such notice, report, demand or other instrument is to be mailed, by furnishing written notice of such change to the other party.

      SECTION 21.06 ENTIRE AGREEMENT: This Lease constitutes the entire agreement between the parties hereto. Except as set forth herein, there are no promises, representations, or understandings between the parties of any kind or nature whatsoever.

      SECTION 21.07 NO BROKER: Each party represents to the other that it has had no dealings with any broker in connection with this Lease, and agrees to hold the other harmless from and against any and all claims, liabilities and/or damages for brokerage commission claimed by any broker with whom it has dealt with respect to this Lease or the negotiation thereof.

      SECTION 21.08 COUNTERPARTS: This instrument may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which shall be one and the same document.

      SECTION 21.09 WAIVER: The failure of the Landlord to insist in any one or more instances upon the strict performance of any one or more of the covenants, terms and agreements of this Lease, shall not be construed as a waiver of such covenants, terms or agreements, but the same shall continue in full force and effect, and no waiver by the Landlord of any of the provisions hereof shall in any event be deemed to have been made (by acceptance of rent or otherwise) unless the same be expressed in writing, signed by the Landlord, and all remedies provided for by the terms of this Lease shall be cumulative.

      SECTION 21.10 SEVERABILITY: If any provision or portion of this Lease is declared or found by any court of competent jurisdiction to be unenforceable or null and void, such provision or portions thereof shall be deemed stricken and severed from this Lease, and the remaining provisions and portions thereof shall continue in full force and effect. If a portion is so stricken, it is the intention of the parties that the court give such provision its nearest valid and legal meaning.

      SECTION 21.11 LEGAL FEES: In the event of any litigation between the parties under this Lease, the prevailing party in such litigation shall be entitled to receive reasonable attorneys' and paralegals' fees, (including all levels of appeal), and all reasonable costs and expenses of any and all such proceedings from the non-prevailing party.

      SECTION 21.12 TRIPLE NET LEASE: This is a triple net lease and Landlord shall not be required to provide or pay for any services or do any act or thing with respect to the Premises or the appurtenances thereto, except as may be specifically provided herein, and the rent shall be paid to Landlord without any claim on the part of Tenant for diminution, setoff or abatement, and nothing shall suspend, abate or reduce any rent to be paid hereunder, except as otherwise specifically provided in this Lease.

      SECTION 21.13 LANDLORD'S LIEN: Landlord shall have and Tenant hereby grants Landlord a security interest in any furnishings, equipment, fixtures, inventory, accounts receivable, and other personal property of any kind belonging to Tenant, or the equity of Tenant therein, on the Premises or elsewhere. The security interest is granted for the purpose of securing the payment of rent and additional rent and for the purpose of securing the performance of all other obligations of Tenant hereunder. Upon Tenant's default or breach of any covenants of this Lease, Landlord shall have all remedies available under applicable law, including, but not limited to, the right to take possession of the above mentioned property and dispose of it by public or private sale in a commercially reasonable manner.

      SECTION 21.14 PAYMENTS OF MONEY; INTEREST: In each instance when Tenant shall be obligated to make any payment of any sum of money whatsoever hereunder, interest shall accrue thereon and be payable hereunder at the highest rate permitted by law, computed from the date such payment first became due hereunder.

      SECTION 21.15 GOVERNING LAW; NEGOTIATED AGREEMENT: This Lease shall be construed and governed in accordance with the laws of the State of Florida without application of the conflict of law principles. All of the parties to this Lease have participated fully in the negotiation and preparation hereof and, accordingly, this Lease shall not be more strictly construed against any one of the parties hereto.

      SECTION 21.16 TENANT'S AUTHORITY TO EXECUTE LEASE: Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease, executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder. Upon the full execution of this Lease and annually during the term of this Lease, Tenant shall deliver to Landlord Tenant's annual reports and audited financial statements.

      SECTION 21.17 WAIVER OF JURY TRIAL AND COUNTERCLAIM: THE PARTIES TO THIS LEASE, INTENDING TO BIND THEMSELVES AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS HEREBY, DO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH EACH HAS OR MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LEGAL ACTION, PROCEEDING, SUIT, LITIGATION, CLAIM, OR COUNTERCLAIM WHICH (A) IS BASED UPON THIS LEASE OR ANY PROVISION HEREOF, (B) ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT MENTIONED HEREIN OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR (C) ARISES OUT OF, IN CONNECTION WITH, OR IS BASED UPON ANY CONDUCT, COURSE OF CONDUCT, COURSE OP DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OP EITHER PARTY RESPECTING ANY MATTER ADDRESSED OR CONTEMPLATED IN THIS LEASE. THIS WAIVER IS INTENDED TO BE APPLICABLE THROUGHOUT THE PERIOD OF TIME DURING WHICH THIS LEASE WAS NEGOTIATED, TO THE PRESENT TIME, AND AT ALL TIMES IN THE FUTURE UNTIL ALL APPLICABLE STATUTES OF LIMITATION RESPECTING THE TYPES OF LEGAL ACTIONS AND CLAIMS COVERED HEREBY SHALL HAVE RUN, NOTWITHSTANDING THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE. BOTH PARTIES MUTUALLY ACKNOWLEDGE AND AGREE THAT THIS WAIVER OF RIGHT TO TRIAL BY JURY FORMS AN INTEGRAL PART OF THE CONSIDERATION FOR THEIR ENTERING INTO THIS LEASE AND THAT THIS PROVISION CONSTITUTES A MATERIAL INDUCEMENT TO EACH PARTY FOR ITS EXECUTION AND DELIVERY OF THE COUNTERPARTS HEREOF. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING AGAINST TENANT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM WHATSOEVER AND WILL NOT SEEK TO CONSOLIDATE SUCH PROCEEDING WITH ANY OTHER ACTION WHICH HAY HAVE BEEN OR WILL BE BROUGHT IN ANY OTHER COURT BY TENANT. EACH PARTY DOES HEREBY EXPRESSLY ACKNOWLEDGE HAVING RECEIVED ADVICE OF COUNSEL RESPECTING THE LEGAL CONSEQUENCES OF THIS WAIVER OF RIGHT TO TRIAL BY JURY AND WAIVER OF COUNTERCLAIM. EACH PARTY HAS INITIALED THIS WAIVER PROVISION FOR THE PURPOSE OF EXPRESSING ITS UNDERSTANDING AND AGREEMENT TO ALL OF THE FOREGOING PROVISIONS.

              Landlord:                   Tenant:
                       ----------------          ---------------

      SECTION 21.18 SIGN: Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld) install any exterior signs on the Premises or any interior signs which can be seen from the exterior of the Premises. In the event that any signs are installed on the Premises, same shall be in compliance with all applicable laws, rules and regulations. Tenant, at Tenant's sole cost and expense, shall obtain all permits and licenses required in connection with any sign and shall be fully responsible for the installation thereof. Tenant hereby indemnifies and holds Landlord harmless from and against any and all losses, costs, damages, expenses, suits, demands, claims, inquiries, or deaths occasioned by the installation, maintenance or removal of any signs.

      SECTION 21.19 LETTER OF CREDIT: Upon the execution of this Lease, instead of the cash security deposit provided for in Section 2.04 of this Lease, Tenant may provide Landlord with a clean, irrevocable, unconditional, transferable letter of credit in Landlord's favor issued by a bank acceptable to Landlord in the amount of $35,000.00 (the "Letter of Credit"), which Letter of Credit shall otherwise be in form and substance acceptable to Landlord and which shall collateralize Tenant's obligations hereunder and serve as the security deposit under Section 2.04 of this Lease.

      SECTION 21.20 GUARANTY OF LEASE: Upon the execution of this Lease, WILLIAM ROBINSON and JAMES GARDNER shall execute a Guaranty in form and substance as appears on EXHIBIT C attached hereto and made a part hereof.

      SECTION 21.21 SURVIVAL: Any liability of Tenant for the payment of any money under this Lease, including, but limited to, the payment of any money resulting from any indemnities of Landlord by Tenant pursuant to the terms of this Lease shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XXII

                                OPTION TO EXTEND

      SECTION 22.01 OPTION TO EXTEND: Tenant shall have the option, to be exercised as hereinafter set forth, to extend the term of this Lease for an additional five (5) year period, to follow consecutively after the original term of this Lease (hereinafter referred to as the "Extended Term"), upon the condition that, on the last date on which Tenant is entitled to exercise such option and on the last day of the term of this Lease, this Lease is in full force and effect and Tenant is not in default hereunder. Tenant shall exercise its option by giving written notice of its election to extend the term of this Lease to Landlord not less than one (1) year prior to the expiration of the term of this Lease but in no event earlier than two (2) years prior to the expiration of the term of this Lease. Upon such exercise, the term of this Lease shall be automatically extended for the Extended Term without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Lease, except that the net rent payable during the Extended Term of this Lease shall be equal to the greater of (i) the rent calculated and determined by applying the rent adjustments and increases set forth in Section
2.01 of this Lease as if the Lease Years of the Extended Term were part of the initial term (e.g., the rent for the first Lease Year of the Extended Term shall be the greater of 1.03 times the rent for the last year of the original term and the Annual Rent CPI adjustment applied to such last year of the original term); and (ii) the then market rate per square foot for the Premises (the "Market Rate"), which Market Rate shall be adjusted and increased during each Lease Year of the Extended Term by applying the rent adjustments and increases provided for in Section 2.01 of this Lease. As used in this Lease, Market Rate shall be determined by Landlord. Landlord shall, no later than nine (9) months prior to the expiration of the original term of this Lease, advise Tenant of its determination of Market Rate for the first Lease Year of the Extended Term if it determines that same is greater than the rent would be applying the adjustments and increases thereto as set forth in Section 2.01 of this Lease and (i) above. If Landlord does not advise Tenant of the Market Rent, then rent during the Extended Term shall be determined and calculated under (i) hereinabove. If Tenant disagrees with Landlord's determination of Market Rate, Tenant shall so notify Landlord in writing no later than fifteen (15) days following receipt of Landlord's advice of Market Rate. If Landlord and Tenant cannot agree on the Market Rate as above described within thirty (30) days after Tenant's notice of disagreement, then each party shall, within fifteen (15) days following the 30-day workout period, select an independent MAI appraiser, each having at least five (5) years of experience in the appraisal of commercial real estate in Dade County, Florida, with reasonable experience in the appraisal of warehouse buildings in the City of Miami, Florida, to make a determination of the Market Rate. Both MAl appraisers chosen by Landlord and Tenant shall then agree upon a third MAl appraiser, and each of the three appraisers shall submit their appraisals to Landlord and Tenant no later than thirty (30) days prior to the expiration of the original term of this Lease. The Market Rate shall be the average of the determination of the three appraisals, provided, however, if the difference in Market Rate of any appraisal is less than five (5%) percent of the average of the other two appraisals, then the Market Rate shall be the average of the two closest appraisals. Each party shall pay the fees and costs of the appraiser it has selected and both parties shall split the fees and costs of the third appraiser equally. Notwithstanding anything contained in this Section
22.01 to the contrary, in no event shall the Market Rate be less than Annual Rent would be if calculated and determined under (i) hereinabove. During the Extended Term, the Market Rate (if applicable) shall be increased each year, on the anniversary date, by multiplying the rent for the immediately preceding Lease Year by 1.03 or by the application of the Section 2.01 CPI adjustment to the immediately preceding Lease Year, whichever results in the greater rent.

      In the event that the aforesaid option to extend is duly exercised, all references contained in this Lease to the term of this Lease, whether by number of years or number of months, shall be construed to refer to the original term of this Lease, as extended as aforesaid, whether or not specific reference thereto is made in this Lease.

                                  ARTICLE XXIII

                               OPTION TO PURCHASE

      SECTION 23.01 OPTION TO PURCHASE: Provided this Lease is in full force and effect and Tenant is not in default hereunder, Landlord, for consideration paid, hereby grants to Tenant the option to purchase the Premises for a period up to the expiration date of the third Lease Year of the original term of this Lease, upon and subject to the following terms and conditions:

              (a) Tenant may not assign its option to purchase the Premises pursuant to this Article XXIII without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

              (b) To exercise the option, Tenant shall give written notice to Landlord of Tenant's election to purchase the Premises, provided that such written notice shall be given not less than six (6) months prior to the expiration of the third Lease Year of the original term of this Lease. Such written notice shall be accompanied by payment to Landlord of a deposit of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). The giving of such notice and payment of such deposit shall obligate Landlord to sell and the Tenant to buy the Premises on the terms and conditions set forth in this Section
23.01. The closing of the purchase and sale of the Premises shall occur on the date which is sixty (60) days after the giving of such notice by Tenant of its exercise of the option to purchase the Premises and the making of the deposit in connection therewith (the "Closing Date") at 11:00 a.m., at the offices of Landlord's attorney or the title agent, as selected by Landlord, provided that such closing shall be in Dade or Broward County, Florida. At closing the deed shall be delivered and the transaction consummated, unless the parties shall otherwise agree in writing.

              (c) The purchase price for the Premises shall be Three Million Two Hundred Fifty-Nine Thousand Five Hundred and No/100 Dollars ($3,259,500.00) if the transaction closes during the first Lease Year of the original term, which purchase price shall be increased by $536.00 per day to and including the day of closing if the sale and purchase closes during the second Lease Year of the original term, and which purchase price shall be increased by $568.00 per day to and including the day of closing if closed prior to the expiration of the third Lease Year of the original term, and shall be payable as follows: $250,000.00 shall have been paid by Tenant as a deposit upon exercise of this option as aforesaid; and the balance of the purchase price shall be paid on the Closing Date, by wire transfer funds pursuant to written instructions from Landlord, as Seller.

              (d) If Tenant shall have exercised the option as provided above, the Premises shall be conveyed by a good and sufficient Special Warranty Deed and said deed shall convey fee simple title thereto, free and clear from all encumbrances except for: (i) provisions of existing building, subdivision and zoning laws and all governmental resolutions, ordinances, laws and actions; (ii) the Permitted Exceptions as set forth in Exhibit "B"; (iii) other matters of record which do not unreasonably and materially interfere with Tenant's use of the Premises; (iv) the provisions of this Lease and any lien, encumbrance, sublease or other matter affecting the Premises that was created, directly, or indirectly, by Tenant during its occupancy and use of the Premises under the Lease, or by any person claiming by, through or under Tenant; and (v) any matter that would be disclosed by a current and accurate survey of the Premises.

              (e) It is agreed that prior to exercising this option, Tenant shall cause an examination to be made of the record title to the Premises and shall obtain a title insurance commitment from a nationally recognized title insurance company (such as Ticor Title Insurance Company, Lawyers Title Insurance Corporation or Commonwealth Land Title Insurance Company) covering the Premises. Accompanying Tenant's notice of exercise of the option, Tenant shall furnish Landlord with a copy of such title insurance commitment and shall give notice to Landlord of any title exceptions other than the Permitted Exceptions and other matters set forth in section 23.01(d). Except for any objections claimed by Tenant in such notice, the Premises shall be considered satisfactory and in compliance with the provisions of this option. If Tenant gives such notice and it indicates that Tenant has any objections to title to the Premises, Landlord shall use reasonable efforts to remove or cure such objections within sixty (60) days after such notice (unless any such objection is of such a nature that it cannot be removed or cured within sixty (60) days, in which event such sixty-day period shall be extended by a reasonable period not to exceed an additional sixty (60) days). If within such period Landlord causes an ALTA owner's title insurance policy (specimen or otherwise) to be issued without exception for such objections, or obtains affirmative coverage for same, Tenant shall be precluded from making any such objection. The parties hereto acknowledge and agree that, wherever under the terms of this Section 23.01 the Landlord is obligated, or has agreed, to use reasonable efforts to remove any defects in title, to deliver possession as provided herein, or to make the Premises conform to the provisions hereof, "reasonable efforts" shall be deemed to mean only those efforts costing the Landlord not more than $10,000.00 in the aggregate to undertake (but excluding the payment of any mortgages encumbering the Premises from Landlord to its mortgage lenders, which Landlord agrees to pay at closing from the closing proceeds). In the event Landlord is unable to cure any title defects as provided above within the applicable time period, Tenant may, either (a) purchase the Premises without any reduction in the purchase price or (b) elect not to exercise its rights to purchase the Premises, whereupon the $250,000.00 deposit shall be returned to Tenant and the parties hereto shall be relieved of all further obligations under this Article XXIII.

              (f) If Tenant shall have exercised this option, but for any reason fails to fulfill its obligation to purchase the Premises, the $250,000.00 deposited by Tenant upon exercise of this option may be retained by Landlord as liquidated damages as Landlord's sole and exclusive remedy, at law or in equity, for such failure by Tenant to purchase the Premises. In addition to the rights of Landlord set forth in the preceding sentence, in the event that the Tenant shall have exercised this option to purchase, but defaults under its obligations hereunder, such default shall constitute an Event of Default under this Lease, and Landlord shall be entitled to exercise its rights as set forth in section 12.02.

              (g) Nothing in this section 23.01, nor Tenant's exercise, nor failure to exercise, any of Tenant's rights under this option shall in any way affect any of the rights and obligations of the Tenant or the Landlord under this Lease, or otherwise operate so as to (i) merge the Lease with any legal or equitable interest that the Tenant may acquire with respect to the Premises by virtue of this option, (ii) cause the Tenant to become a vendee-in-possession, or (iii) otherwise terminate the lessor-lessee relationship of the Landlord and the Tenant under the Lease. To the extent that the Tenant does, by operation of law or otherwise, become a vendee-in-possession by virtue of this option, the Tenant hereby expressly agrees, as such vendee-in-possession, nevertheless to be bound by all of the obligations of the Tenant under the Lease, including, without limitation, the obligation to pay the rent and other amounts payable under the Lease.

              (h) The Landlord and Tenant agree that only the income from the Premises shall be prorated as of 11:59 P.M. of the day immediately preceding the Closing Date and that Tenant as Buyer shall be responsible for all of the expenses of the Premises for the periods prior and subsequent to the Closing Date.

              (i) The Premises shall be conveyed and accepted in their AS-IS, WHERE-IS condition, without representation or warranty whatsoever with respect thereto, and subject to all of the disclaimers, provisions, terms and conditions of Section 7.02 of this Lease.

              (j) Landlord as Seller shall pay State documentary stamp taxes due on the deed of conveyance and the cost of recording any title corrective instruments for which it is responsible. All other expenses of the sale and purchase, including but not limited to title insurance, survey (if any), other recording costs, including the cost of recording the Special Warranty Deed, and third-party financing charges and costs (provided, however, that Tenant's obligations shall not be contingent upon its ability to obtain financing), shall be paid by Buyer. The parties shall, however, pay their own respective attorneys' fees and costs in connection with the closing.

              (k) All risk of loss, damage and destruction to the Premises prior to closing shall be borne by Tenant, as Buyer.

              (l) Until the closing, all of the terms, provisions and conditions of the Lease shall remain in full force and effect and shall be applicable to Tenant, as the tenant hereunder, and to Landlord, as the landlord hereunder.

              (m) In addition to the Special Warranty Deed for the conveyance of the Premises, Landlord as seller shall prepare and deliver the closing statement, a FIRPTA certificate, 1099S (if required by law) and a quit-claim assignment with assumption for all operating and other permits for the Premises and for this Lease.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                     TENANT:

Signed, sealed and delivered         REVENGE MARINE, INC., a Nevada corporation
 in the presence of:



                                     By:
----------------------------            ---------------------------------------
                                        Its:

-------------------------------



                                     LANDLORD:

                                     MIAMI RIVER PARTNERS, LTD., a Florida
                                     limited partnership

                                     BY: MIAMI RIVER PARTNERS, INC., a Florida
                                         corporation, its general partner




-------------------------------      By:
                                        ----------------------------------------
                                        Its:

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PREMISES

                                    EXHIBIT B

                              PERMITTED EXCEPTIONS

1) All of those matters set forth in Section 23.01(d) of this Lease and Option to Purchase.

2) Any matters which would be disclosed by an accurate and current survey of the Premises.

3) Taxes and assessments for all years prior to and subsequent to this Lease (and prior to and after closing of the sale and purchase in the event of an exercise of and closing pursuant to the Option to Purchase in Article
      23).

4) All of those matters set forth in the copy of Commonwealth Land Title Insurance Company Commitment for Title Insurance No. 864-559816 attached hereto and as a part of this Exhibit B.

                                TABLE OF CONTENTS

ARTICLE I             DEMISE AND TERM

Section 1.01          Demise and Acceptance Generally......................  1
Section 1.02          Premises.............................................  1
Section 1.03          Commencement and Duration of Lease...................  1

ARTICLE II            RENT AND SECURITY

Section 2.01          Amount of Minimum Rent...............................  3
Section 2.02          Payment of Rent......................................  3
Section 2.03          Lease Year Defined...................................  3
Section 2.04          Security.............................................  4

ARTICLE III           EXPENSES PAYABLE BY TENANT

Section 3.01          Net Intent...........................................  4
Section 3.02          Tenant to Pay Impositions............................  4
Section 3.03          Tenant to Pay All Utilities, Operating
                        Costs, Etc.........................................  5
Section 3.04          Contests.............................................  5
Section 3.05          Income Tax Exclusion.................................  6
Section 3.06          Additional Rent......................................  6

ARTICLE IV            INSURANCE

Section 4.01          Property Insurance...................................  7
Section 4.02          Liability Insurance..................................  7
Section 4.03          Blanket Policies.....................................  7
Section 4.04          General Insurance Provisions.........................  8

ARTICLE V             UTILITIES

Section 5.Ol          Utilities............................................  9

ARTICLE VI            REPAIRS, REPLACEMENT, MAINTENANCE
                      AND ALTERATION

Section 6.01          Tenant's Obligation to Maintain
                        and Repair.........................................  9
Section 6.02          Alterations..........................................  9
Section 6.03          Tenant's Further Obligation to Maintain.............. 11
Section 6.04          Tenant's Obligations to Construct.................... 11

ARTICLE VII           USE AND ACCEPTANCE OF PREMISES; WAIVER

Section 7.01          Use.................................................. 12
Section 7.02          Inspection........................................... 12
Section 7.03          Waiver by Tenant..................................... 12

ARTICLE VIII          ASSIGNMENT AND SUBLETTING

Section 8.01          Assignment and Subletting............................ 12
Section 8.02          Attornment........................................... 13
Section 8.03          Acceptance of Rent................................... 13
Section 8.04          Assignment by Landlord............................... 13
Section 8.05          Interest in Subleases................................ 13
Section 8.06          Excess Rent.......................................... 13

ARTICLE IX            DAMAGE OR DESTRUCTION

Section 9.01          Tenant's Obligation to Restore
                        and Repair......................................... 13
Section 9.02          Application of Insurance Proceeds.................... 13

ARTICLE X             CONDEMNATION

Section 10.01         Entire Condemnation.................................. 14
Section 10.02         Partial Condemnation................................. 14
Section 10.03         Awards............................................... 14
Section 10.04         Temporary Taking..................................... 14

ARTICLE XI            TENANT'S REPAIR AFTER DAMAGE BY
                      CASUALTY OR CONDEMNATION

Section 11.01         Proceeds and Awards.................................. 14
Section 11.02         Reconstruction....................................... 15

ARTICLE XII           TENANT'S BREACH AND LANDLORD'S REMEDIES

Section 12.01         Default.............................................. 15
Section 12.02         Remedies............................................. 16
Section 12.03         Landlord's Right to Cure Tenant's
                        Defaults........................................... 17
Section 12.04         Waiver of Rights of Redemption....................... 17

ARTICLE XIII          LIENS; ADVERSE POSSESSION

Section 13.01         Tenant to Keep Premises Lien Free.................... 18
Section 13.02         Notice of Non-Responsibility......................... 18
Section 13.03         Adverse Possession................................... 18


ARTICLE XIV           EST0PPEL CERTIFICATE

Section 14.01         Estoppel Certificate................................. 18


ARTICLE XV            NO LIABILITY; INDEMNIFICATION

Section 15.01         No Liability; Indemnification........................ 18

ARTICLE XVI           TERMINATION AND PRORATIONS

Section 16.01         Termination.......................................... 19
Section 16.02         Holdover............................................. 19
Section 16.03         Personal Property.................................... 19
Section 16.04         Proration............................................ 19


ARTICLE XVII          NO PARTNERSHIP

Section 17.01         No Partnership....................................... 19


ARTICLE XVIII         SUBORDINATION AND ATTORNMENT

Section 18.01         Subordination........................................ 20
Section 18.02         Notice............................................... 20
Section 18.03         Attornment........................................... 20
Section 18.04         Leasehold Mortgage................................... 20


ARTICLE XIX           EXCULPATORY PROVISIONS

Section 19.01         Exculpatory Provisions............................... 21


ARTICLE XX            ENVIRONMENTAL CONCERNS

Section 20.01         Tenant Representations............................... 21
Section 20.02         Indemnity............................................ 21
Section 20.03         Environmental Audits................................. 22
Section 20.04         Environmental Notices................................ 22
Section 20.05         Environmental Directives; Liens...................... 22
Section 20.06         Storage Tanks........................................ 23

ARTICLE XXI           GENERAL COVENANTS

Section 21.01         Construction......................................... 23
section 21.02         Modification......................................... 23
Section 21.03         Acceptance of Rent................................... 23
Section 21.04         Landlord's Right of Entry............................ 23
Section 21.05         Notices.............................................. 24
Section 21.06         Entire Agreement..................................... 24
Section 21.07         No Broker............................................ 24
Section 21.08         Counterparts......................................... 24
Section 21.09         Waiver............................................... 24
Section 21.10         Severability......................................... 25
Section 21.11         Legal Fees........................................... 25
Section 21.12         Triple Net Lease..................................... 25
Section 21.13         Landlord's Lien...................................... 25
Section 21.14         Payments of Money; Interest.......................... 25
Section 21.15         Governing Law; Negotiated Agreement.................. 25
Section 21.16         Tenant's Authority to Execute Lease.................. 25
Section 21.17         Waiver of Jury Trial and Counterclaim................ 26
Section 21.18         Signs................................................ 26
Section 21.19         Letter of Credit..................................... 26
Section 21.20         Guaranty of Lease.................................... 26
Section 21.21         Survival............................................. 26

ARTICLE XXII          OPTION TO EXTEND

Section 22.01         Option to Extend..................................... 27


ARTICLE XXIII         OPTION TO PURCHASE

Section 23.01         Option to Purchase................................... 27




                                    EXHIBITS

                      Exhibit A - Legal Description of the Premises Exhibit B - Permitted Exceptions
                      Exhibit C - Guaranty

                                 LEASE AGREEMENT

                                       FOR

                          (See this Lease and Exhibit A
                     hereto for description of the Premises)

                                     BETWEEN

                              REVENGE MARINE, INC.,
                              A NEVADA CORPORATION,
                                   as Tenant,

                                       AND

           MIAMI RIVER PARTNERS, LTD., A FLORIDA LIMITED PARTNERSHIP,
                             SUCCESSORS AND ASSIGNS,
                                   as Landlord